UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A-4

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 23,  2010

PARAMOUNT GOLD AND SILVER CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-51600	20-3690109
(Commission File Number)	(IRS Employer Identification No.)

665 Anderson Street
Winnemucca, NV 89445
(Address of Principal Executive Offices)

(775) 625-3600
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item. 2.01     Completion of Acquisition or Disposition of Assets.

The purpose of this Form 8-K/A No. 4 is to amend the Current Report on Form 8-K A filed by  Paramount Gold and Silver Corp. on September 13, 2010.  As amended by this Form 8-KA, the Form 8-K reflects the following changes:

1.	Restate the pro-forma balance sheet for Paramount Gold and Silver Corp. to reflect the adoption of FASB ASC 815-40-15-7I.
2.	To present adjustments made to X-Cal Resources mineral property amounts in gross on the face of the proforma Balance Sheet.

Item 9.01     Financial Statements and Exhibits

A. Unaudited Pro Forma Condensed Combined Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Paramount Gold and Silver Corp.

Date: December 22, 2010	By:	/s/Christopher Crupi
Christopher Crupi, CEO

Paramount Gold and Silver Corp.
Unaudited Pro Forma Condensed Combined Financial Information

The following unaudited pro forma condensed combined financial information combines the historical consolidated financial statements of Paramount Gold and Silver Corp. (“Paramount”) and X-Cal Resources Ltd. (“X-Cal”) as adjusted for the Transaction, which is described further in the notes to unaudited pro forma condensed combined financial information.  The acquisition of X-Cal by Paramount will be accounted for as a business combination under Accounting Standards Codification (“ASC”) 805, Business Combinations.  For this purpose, Paramount will be deemed the accounting acquirer, and X-Cal will be deemed the accounting acquiree.  The pre-acquisition combined financial statements of Paramount will be treated as the historical financial statements of the combined company.

           Paramount has a fiscal year end of June 30, and X-Cal has a fiscal year end of March 31.  As permitted by the U.S. Securities and Exchange Commission (“SEC”) rules and regulations, Paramount has combined the Paramount consolidated statement of operations for the year ended June 30, 2009 and the nine months ended March 31, 2010 with X-Cal’s combined statement of operations for the year ended March 31, 2009 and the nine months ended December 31, 2009, for purposes of the unaudited pro forma condensed combined financial statements.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2009 and the nine months ended March 31, 2010 give effect to the Transaction as if it had occurred on July 1, 2008.  The unaudited pro forma condensed combined balance sheet assumes that the Transaction was consummated on March 31, 2010 and combines Paramount’s historical consolidated balance sheet as of March 31, 2010 with X-Cal’s historical consolidated balance sheet as of March 31, 2010.

The unaudited pro forma condensed balance sheet and statement of operations of Paramount as of and for the nine months ended March 31, 2010 were derived from its unaudited consolidated financial statements as of March 31, 2010 (as filed on Form 10-Q/A with the SEC on November 5, 2010).  The unaudited pro forma condensed combined statement of operations of Paramount for the year ended June 30, 2009 was derived from the audited consolidated financial statements of Paramount for the year ended June 30, 2009 (as filed on Form 10-K/A with the SEC on April 19, 2010).

The unaudited pro forma condensed balance sheet of X-Cal as at March 31, 2010 was derived from the audited consolidated balance sheet as at March 31, 2010 (as filed on SEDAR on June 29, 2010). The unaudited pro forma condensed consolidated statement of operations of X-Cal for the nine months ended December 31, 2009 were derived from its unaudited consolidated financial statements for the nine months ended December 31, 2009 (as filed on SEDAR on February 12, 2010).  The unaudited pro forma condensed consolidated statement of operations of X-Cal for the year ended March 31, 2009 was derived from the audited consolidated financial statements of X-Cal for the year ended March 31, 2009 (as filed on SEDAR on June 26, 2009).

The pro forma adjustments are based upon available information, preliminary estimates and certain assumptions that Paramount believes are reasonable and are described in the accompanying notes to the unaudited pro forma condensed combined financial information.   The unaudited pro forma condensed combined financial information does not take into account (i) any synergies or cost savings that may or are expected to occur as a result of the Transaction or (ii) any non-recurring cash or non-cash charges that Paramount may incur in connection with the Transaction, the level and timing of which cannot yet be determined.   The unaudited pro forma condensed combined financial statements have been prepared in accordance with SEC rules and regulations.

The unaudited pro forma condensed combined financial information assumes that the acquisition would be accounted for using the acquisition method of accounting in accordance with ASC 805.  The total purchase price has been preliminarily allocated based on available information and preliminary estimates and assumptions that management believes are reasonable.  However, the allocation of purchase price has not been finalized and the actual adjustments to our financial statements upon closing of the acquisition transaction will depend on a number of factors, including additional information available and the net assets on the closing date of the Transaction.   Accordingly, there can be no assurance that the final allocation of purchase price will not materially differ from the preliminary allocations reflected in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information is provided for informational purposes only, is subject to a number of uncertainties and assumptions and does not purport to represent what the combined company’s actual performance or financial position would have been if the Transaction had occurred on the dates indicated and does not purport to indicate financial position or results of operations as of any future date or for any future date.

Please refer to the following information in conjunction with this unaudited pro forma condensed combined financial information: the accompanying notes to these unaudited pro forma condensed combined financial statements, Paramount’s and X-Cal’s historical financial statements and the accompanying notes thereto, “Management’s Discussion and Analysis” filed on SEDAR for X-Cal’s years ended March 31, 2009 and 2008 and for the nine months ended December 31, 2009 and 2008, from Paramount’s Annual Report on Form 10-K for the year ended June 30, 2009 and from Paramount’s Quarterly Report on Form 10-Q/A as of and for the nine months ended March 31, 2010.

Paramount Gold and Silver Corp.
Unaudited Pro Forma Condensed Combined Balance Sheet
(Stated in U.S. Dollars)
As of March 31, 2010

	Paramount	X-Cal
	As at	As at	Pro Forma
	March 31,	March 31,	Adjustments		Pro Forma
	2010	2010	(Note 5)		Combined

Assets
Current
Cash and cash equivalents	$20,318,898	$176,672	$(1,100,000)	(c )	$18,642,970
			(752,599)	(h)
Amounts receivable	1,364,915	66,517	-		1,431,432
Marketable securities	-	2,700	-		2,700
Equity conversion right	918,175	-	-		918,175
Prepaid and deposits	39,411	-	-		39,411
Term deposit	1,053,811	-	-		1,053,811
	23,695,210	245,889	-		22,088,500
Prepaid insurance	-	1,179,596	-		1,179,596
Reclamation bond	-	2,872,443	-		2,872,443
Mineral property interests	22,111,203	30,554,892	(14,790,303)	(a)	49,885,780
			12,009,988	(b)	-
Fixed assets	502,188	34,722	-		536,910

	46,308,601	34,887,542	(4,632,914)		76,563,229

Liabilities
Current
Accounts payable	196,338	150,208	-		346,546
Warrant liability	9,150,426	-	-		9,150,426
	9,346,764	150,208			9,496,972
Reclamation and environmental obligation	-	1,085,429	-		1,085,429

	9,346,764	1,235,637	-		10,582,401

Stockholders' Equity

Common stock	106,472	50,121,777	(50,121,777)	(b)	127,415
			20,943	(b)
Additional paid-in capital	82,222,132	-	30,850,647	(b)	113,072,779
Contributed surplus	14,042,520	3,620,715	(3,620,715)	(b)	14,042,520
Deficit accumulated during the exploration stage	(59,014,477)	(20,090,587)	(14,790,303)	(a)	(60,867,076)
			34,880,890	(b)	-
			(1,100,000)	(c )	-
			(752,599)	(h)
Cumulative translation adjustment	(394,810)	-	-		(394,810)

	36,961,837	33,651,905	-		65,980,828

	$46,308,601	$34,887,542	$(4,632,914)		$76,563,229

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.  The pro forma adjustments are explained in Note 5 – Pro Forma Adjustments.

Paramount Gold and Silver Corp.
Unaudited Pro Forma Condensed Combined Statement of Operations
(Stated in U.S. Dollars)
For the Nine Months Ended March 31, 2010

	Paramount	X-Cal
	Nine Months	Nine Months
	Ended	Ended	Pro Forma
	March 31,	December 31	Adjustments		Pro Forma
	2010	2009	(Note 5)		Combined
Interest Income	$80,755	$11,150	$-		$91,905

Expenses
Exploration	3,982,744	-	643,020	(a)	4,625,764
Professional fees	691,893	110,088	-		801,981
Directors compensation	94,468	-	-		94,468
Travel and lodging	158,072	32,503	-		190,575
Corporate communications	322,219	56,105	-		378,324
Consulting fees	348,127	125,259	-		473,386
Office and administration	265,723	41,588	-		307,311
Interest and service charges	54,640	-	-		54,640
Insurance	36,596	204,315	-		240,911
Depreciation	46,965	7,871	-		54,836
Miscellaneous	7,281	-	-		7,281
Acquisition expenses	1,060,180	-	-		1,060,180
Income and other taxes	43,101	-	-		43,101
Write down of mineral property	275,000	-	-		275,000
Accretion expense	-	101,659	-		101,659
Foreign exchange loss	-	383,410	-		383,410

Total expenses	7,387,009	1,062,798	-		9,092,827

Loss before other items	(7,306,254)	(1,051,649)	-		(9,000,923)
Other items
Change in fair value of Equity
Conversion Right	(419,525)	-	-		(419,525)
Change in fair value of warrant liability	4,546,442	-	-		4,546,442
Net loss for the period	(3,179,337)	(1,051,649)	-		(4,874,006)

Comprehensive income (loss)					-
Foreign currency translation adjustment	(107,618)	-	-		(107,618)

Loss and comprehensive loss for the period	$(3,286,955)	$(1,051,649)	$-		$(4,981,624)

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.  The pro forma adjustments are explained in Note 5 – Pro Forma Adjustments.

Paramount Gold and Silver Corp.
Unaudited Pro Forma Condensed Combined Statement of Operations
(Stated in U.S. Dollars)
For the Twelve Months Ended June 30, 2009

	Paramount	X-Cal
	Year ended	Year ended	Pro Forma
	June 30,	March 31,	Adjustments		Pro Forma
	2009	2009	(Note 5)		Combined

Interest Income	$249,082	$78,281	$-		$327,363

Expenses
Exploration	1,548,330	-	944,414	(a)	2,492,744
Professional fees	1,244,792	148,875	-		1,393,667
Geologist fees and expenses	824,291	-	-		824,291
Travel and lodging	228,920	33,556	-		262,476
Corporate communications	260,907	63,624	-		324,531
Consulting fees	1,561,084	163,977	-		1,725,061
Office and administration	881,726	36,451	-		918,177
Interest and service charges	18,987	-	-		18,987
Insurance	76,705	277,548	-		354,253
Depreciation	99,010	18,771	-		117,781
Miscellaneous	91,592	(4,773)	-		86,819
Rent	78,974	-	-		78,974
Financing	(12,005)	-	-		(12,005)
Marketing	542,279	-	-		542,279
Loss on disposition of fixed assets	44,669	-	-		44,669
Accretion expense	-	132,227	-		132,227
Foreign exchange loss	-	(418,904)	-		(418,904)
					-
Total expenses	7,490,261	451,352	-		8,886,027
					-
Loss for the period	(7,241,179)	(373,071)	-		(8,558,664)
					-
Comprehensive income (loss)					-
Foreign currency translation adjustment	(267,215)	-	-		(267,215)

Loss and comprehensive loss for the period	$(7,508,394)	$(373,071)	$-		$(8,825,879)

Weighted average common
shares outstanding
Basic	62,941,467	135,959,729	20,943,555	(d)	83,885,022
Diluted	65,433,659	135,959,729	20,943,555	(d)	86,377,214

Pr forma loss per share
Basic	(0.12)	(0.00)			(0.11)
Diluted	(0.11)	(0.00)			(0.10)

See accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Statements, which are an integral part of these statements.  The pro forma adjustments are explained in Note 5 – Pro Forma Adjustments.

Paramount Gold and Silver Corp.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 - Description of the Transaction

On June 22, 2010, Paramount entered into an Arrangement Agreement (the “Agreement”) with X-Cal Resources Ltd. The Agreement provides that, upon the terms and subject to the conditions set forth in the Agreement, X-Cal will become a wholly owned subsidiary of Paramount.

Subject to the terms and conditions of the Agreement, which are subject to approval by the shareholders of X-Cal, at the effective time of the Agreement, (i) each common share of X-Cal issued and outstanding immediately prior to the effective time, will be exchanged for a common share of Paramount, on the basis of 8 common shares of X-Cal for 1 common share of Paramount (the “Exchange Ratio”), (ii) each warrant  to purchase a common share of X-Cal outstanding immediately prior to the effective time (“X-Cal Warrant”), will be exchanged for 0.125 common stock purchase warrants of Paramount (“Paramount Warrant”), with each such Paramount Warrant having an exercise price equal to the quotient of (a) the exercise price per X-Cal Share subject to such X-Cal Warrant divided by (b) the Exchange Ratio,  expiring at the end of the term of the relevant X-Cal warrant, and otherwise having the same terms and conditions as such X-Cal Warrant, (iii) each option to purchase a common share of X-Cal outstanding immediately prior to the effective time (“X-Cal Option”), will be terminated and in substation therefor, 0.125 stock options of Paramount (“Paramount Option”) will be issued under Paramount’s stock option plan to the persons who held X-Cal options prior to the effective time, per X-Cal option held, with each such Paramount Option having an exercise price equal to the quotient of (a) the exercise price per X-Cal Share subject to such X-Cal Option divided by (b) the Exchange Ratio, expiring at the end of the term of the relevant X-Cal Option (the “Transaction”).

Concurrently with the date of the Agreement, Paramount and X-Cal entered into an agreement providing for a loan in the amount of $1,100,000 to be made to X-Cal by Paramount in monthly advances (the “Loan”).  The Loan shall be unsecured, and for so long as any amount remains outstanding under the Loan, X-Cal shall agree to not sell or encumber any of its interest in X-Cal’s mineral property interests, except as required for the repayment of the Loan.

In the event that the Agreement is terminated:

(i)
because X-Cal accepts, and enters into an agreement in respect of, a Superior Proposal (as defined in the Agreement) to the Agreement, the loan shall be repayable within ten business days, bearing interest from the date of the advance at a rate of 8% per annum;

(ii)	as a result of X-Cal shareholders failing to approve the Transaction, the loan shall be repayable within forty five days of the meeting of X-Cal shareholders; or
(iii)	for any reason other than as set out in (i) and (ii) above, the Loan shall be repayable on or before December 31, 2010, bearing interest from the date of the advance at a rate of 8% per annum.

In the event that the Loan is not repaid when due, the interest rate in default shall thereafter increase to an effective rate of 24% per annum.

Note 2 - Basis of Presentation

The unaudited pro forma condensed combined financial information has been prepared based on the historical financial information of Paramount and X-Cal giving effect to the Transaction and related adjustments described in these notes.  Certain note disclosures normally included in the financial statements prepared in accordance with generally accepted accounting principles in the United States have been condensed or omitted as permitted by SEC rules and regulations.

X-Cal presents its financial statements in its functional currency of the Canadian Dollar.  Paramount presents its financial statements in its functional currency of the U.S. Dollar.  The historical financial statements of X-Cal, from which the unaudited consolidated combined pro forma financial statements have been derived, have been translated from the Canadian Dollar to the U.S. Dollar utilizing exchange rates follows:

Paramount Gold and Silver Corp.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Balance sheet as at March 31, 2010	$ 0.98
Statement of operations for the nine months ended December 31, 2009	$ 0.90
Statement of operations for the year ended March 31, 2009	$ 0.88

The unaudited pro forma condensed combined financial information was prepared under existing U.S. GAAP standards, which are subject to change and interpretation.

This unaudited pro forma condensed combined financial information is not necessarily indicative of the results of operations that would have been achieved if the Transactions had actually taken place at the dates indicated and does not purport to be indicative of future position or operating results.

Note 3 - Accounting Policies

Upon consummation of the Agreement, Paramount will continue the review of X-Cal’s accounting policies.  As a result of that review, Paramount may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on the combined financial statements.  At this time, Paramount is not aware of any differences that would have a material impact on the combined financial statements, except as follows.

X-Cal prepares its financial statements in accordance with Canadian generally accepted accounting principles (“Canadian GAAP”).   Under Canadian GAAP, acquisition and exploration expenditures on mineral properties, less recoveries in the pre-production stage, are deferred until such time as the properties are put into commercial production, sold, or become impaired.  On the commencement of commercial production, the deferred costs are charged to operations on the unit-of-production method based upon estimated recoverable proven and probable reserves.  General exploration expenditures are charged to operations in the period in which they are incurred.

Under U.S. GAAP, acquisition costs are capitalized, but exploration costs are not considered to have the characteristics of property, plant and equipment and, accordingly, are expensed prior to the company determining that economically proven and probable mineral reserves exist, after which all such costs are capitalized.

Set out below are the material adjustments to X-Cal’s mineral properties and deficit as at March 31, 2010, and to operating expenses for the nine months ended December 31, 2009 and the year ended March 31, 2009 in order to conform to U.S. GAAP:

Mineral properties	March 31, 2010
Canadian GAAP	$30,554,892
Deferred exploration costs prior to the establishment of proven and probable reserves	(14,790,303)
U.S. GAAP	$15,764,589

Statement of Operations	Nine Months Ended December 31, 2010	Year Ended March 31, 2009
Net loss based on Canadian GAAP	$(1,051,649)	$(373,071)
Deferred exploration costs prior to the establishment of proven and probable reserves	(643,020)	(944,414)
Net loss based on U.S. GAAP	$(1,694,669)	$(1,317,485)

Note 4 - Acquisition Accounting

The acquisition of X-Cal by Paramount has been accounted for using the acquisition method of accounting in accordance with ASC 805.  Further, under the acquisition method, the purchase price is allocated to assets acquired and liabilities assumed based on their estimated fair values, with any excess of the purchase price over the estimated fair value of the identifiable net assets acquired recorded as goodwill.

The cost of the acquisition and related purchase price allocation included in the accompanying unaudited pro forma condensed combined financial statements is based on a preliminary evaluation of the fair value of the assets and liabilities assumed of X-Cal and may change when the final valuation of acquired assets and working capital is determined.  Given a complete change in the accounting basis of X-Cal, the cost of acquisition represents the total fair value of X-Cal at the date of acquisition.  The total fair value of X-Cal was calculated by the outstanding common shares of X-Cal and the closing share price of Paramount on June 22, 2010, plus the estimated fair value of options and warrants of Paramount issued pursuant to the Agreement.  The ultimate purchase price will change based on movements in Paramount’s share price until the final closing date.

The following represents the preliminary allocation of the cost of acquisition:

Shares eligible for conversion	167,548,439
Common stock exchange ratio per share	0.125
Equivalent new shares issued (par value $0.01)	20,943,555
Paramount common stock price on June 22, 2010	$1.43
Total preliminary purchase price (common stock)	29,949,283
Estimated fair value of warrants issued (Note 5e)	699,875
Estimated fair value of options issued (Note 5f)	222,432
Total preliminary purchase price	$30,871,590

The purchase price will be computed using the value of Paramount common stock on the closing date, therefore the actual purchase price will fluctuate with the market price of Paramount common stock until the Transaction is closed.  As a result, the final purchase price could differ significantly from the current estimate, which could materially impact the pro forma financial statements.

The following table provides sensitivities to changes in purchase price due to changes in the per share price of Paramount common stock:

	Price of Paramount Common Stock	Exchange Ratio	Calculated per Share Value of X-Cal Common Stock	Total Purchase Price
As of June 22, 2010	$1.43	0.125	$0.17875	$29,949,283
Decrease of 10%	$1.29	0.125	$0.16087	$26,954,355
Increase of 10%	$1.57	0.125	$0.19662	$32,944,212

Paramount Gold and Silver Corp.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements
    The following represents the allocation of the total purchase price based on management’s preliminary valuation:

Total preliminary purchase consideration	$30,871,590
Less historical X-Cal net assets acquired:
Cash and cash equivalents	176,672
Prepaid insurance	1,179,596
Reclamation bond	2,872,443
Fixed assets	34,722
Mineral property interests	30,554,892
Other assets	69,217
Accounts payable	(150,208)
Reclamation and environmental obligations	(1,085,429)

Total historical X-Cal net assets acquired	33,651,905
Deficiency of purchase price over historical net assets acquired	(2,780,315)
Adjustment to mineral properties for U.S. GAAP (Note 3)	14,790,303
Pro forma adjustment to mineral property acquisition costs	$12,009,988

Net tangible assets were valued at their respective carrying amounts as management believes that these amounts approximate their current fair values.

Note 5 – Pro Forma Adjustments

(a)
To adjust mineral property exploration costs that were capitalized under Canadian GAAP, but would have been expensed under U.S. GAAP (see Note 3). The effect of this adjustment at March 31, 2010 is to reduce the carrying value of mineral property interest by $14,790,303 and increase deficit by $14,790,303. The effect of this adjustment for the nine months ended March 31, 2010 is to increase exploration expense by $643,020.  The effect of this adjustment for the year ended June 30, 2009 is to increase exploration expense by $944,414.

(b)
To record the issuance of: (a) 20,943,555 common shares of Paramount with par value of $0.01 in exchange for all of the issued and outstanding common shares of X-Cal pursuant to the Agreement; (b) 1,057,692 Paramount Warrants in exchange for all of the issued and outstanding warrants of X-Cal; and (c) 1,276,875 Paramount Options for all of the issued and outstanding warrants of X-Cal, recorded at fair value of $30,871,590 (see Note 4), and to eliminate the common stock, contributed surplus and deficit of X-Cal prior to acquisition.

(c)
In connection with the acquisition of X-Cal, Paramount expects to incur approximately $1,100,000 of cash expenses related to a loan to X-Cal to finance X-Cal’s operating activities and deal related costs (Note 1). These charges are nonrecurring and have not been considered in the pro forma condensed combined statement of operations.

(d)
Pro forma loss per share, basic and diluted, includes the addition of 20,943,555 shares of common stock which will be issued in conjunction with the closing of the Agreement (Note 4).  The following adjustments represent the changes to basic and diluted weighted average shares outstanding:

	Historical Weighted Average Shares – basic	Share Issuance	Pro Forma Weighted Average Shares - basic
Year ended June 30, 2009	62,941,467	20,943,555	83,885,022
Nine months ended March 31, 2010	91,771,247	20,943,555	112,714,802

Paramount Gold and Silver Corp.
Notes to Unaudited Pro Forma Condensed Combined Financial Statements

	Historical Weighted Average Shares – diluted	Share Issuance	Pro Forma Weighted Average Shares - diluted
Year ended June 30, 2009	65,433,659	20,943,555	86,377,214
Nine months ended March 31, 2010	95,771,247	20,943,555	116,714,802

(e)
Pursuant to the Agreement, each warrant  to purchase a common share of X-Cal outstanding immediately prior to closing of the Transaction will be exchanged for 0.125 common stock purchase warrants of Paramount, with each such Paramount Warrant having an exercise price equal to the quotient of (a) the exercise price per X-Cal Share subject to such X-Cal Warrant divided by (b) the Exchange Ratio,  expiring at the end of the term of the relevant X-Cal warrant, and otherwise having the same terms and conditions as such X-Cal Warrant.  At the date of the Agreement, 8,461,539 X-Cal Warrants were outstanding.  Paramount Warrants to be issued are as follows:

X-Cal Warrants Outstanding	Exchange Ratio	Paramount Warrants to be Issued	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
8,461,539	0.125	1,057,692	$0.80	0.77 years

The fair value of these warrants has been estimated as $699,875 using the Black-Scholes option valuation model.  For purposes of the calculation, it was assumed: (a) risk free interest rate of 0.4%, (b) expected dividend yield of 0%, (c) Expected stock price volatility of 55.8%, and (d) expected life of warrant of 0.77 years.

(f)
Pursuant to the Agreement, X-Cal options will be terminated at the close of the Agreement and Paramount will issue new options under Paramount’s existing option plan in exchange.  Each option to purchase a common share of X-Cal outstanding immediately prior to the closing of the Transaction, will be exchanged for 0.125 stock options of Paramount, with each such Paramount Option having an exercise price equal to the quotient of (a) the exercise price per X-Cal Share subject to such X-Cal Option divided by (b) the Exchange Ratio, expiring at the end of the term of the relevant X-Cal Option.  At the date of the Agreement, 10,215,000 X-Cal Options were outstanding.  Paramount Options to be issued are as follows:

X-Cal Options Outstanding	Exchange Ratio	Paramount Options to be Issued	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life
10,215,000	0.125	1,276,875	$1.92	1 year

The fair value of these options has been estimated as $222,432 using the Black-Scholes option valuation model.  For purposes of the calculation, it was assumed: (a) risk free interest rate of 0.4%, (b) expected dividend yield of 0%, (c) Expected stock price volatility of 55.8%, and (d) expected life of option of 1 year.

(g)	Paramount has not provided for any income tax benefit related to the operating losses of X-Cal due to insufficient evidence to indicate on a more likely than not basis such benefits could be realized.

(h)
To reflect, under the terms of employment agreements,  (a) payment to the CEO of  X-Cal upon termination or change in control of X-Cal of $472,627 ($480,000 CDN) based upon an amount equal to 3 years’ salary plus $150,000 , and (b)  payment to the CFO of X-Cal upon termination or change in control of X-Cal of $129,972 (CDN  $132,000) based upon an amount equal to 2 years’ salary.